                                                                    EXHIBIT 3.23





                          COMPANIES ACTS, 1963 TO 2003




                    UNLIMITED COMPANY HAVING A SHARE CAPITAL



                                   MEMORANDUM

                                      AND

                            ARTICLES OF ASSOCIATION

                                       OF

                        NOVELIS ALUMINIUM HOLDING COMPANY

      (INCORPORATING ALL AMENDMENTS UP TO AND INCLUDING 30 DECEMBER 2004)

                          COMPANIES ACTS, 1963 TO 2003


                           --------------------------


                    UNLIMITED COMPANY HAVING A SHARE CAPITAL

                           --------------------------

                          MEMORANDUM OF ASSOCIATION

                                       OF

                        NOVELIS ALUMINIUM HOLDING COMPANY

      (INCORPORATING ALL AMENDMENTS UP TO AND INCLUDING 30 DECEMBER 2004)

                           --------------------------

1.       The name of the Company is "NOVELIS ALUMINIUM HOLDING COMPANY".

2.       The objects for which the Company is established are:-

                  (a) To carry on the business of a holding company and to acquire by purchase, lease, concessions, grant, licence or otherwise such businesses, options rights, privileges, lands, buildings, leases, underleases, stocks, shares, debentures, debenture stock, bonds, obligations, securities, reversionary interests, annuities, policies of insurance and other property and rights and interest in property as the Company shall deem fit and generally to hold manage, develop, lease, sell or dispose of the same, to enter into, assist or participate in financial, commercial, mercantile, industrial and other transactions, undertakings and business of every description and to coordinate to policy and administration of any companies of which this company is a member or which are in any way connected or controlled by the Company.

         (b) To import, export, buy, sell, barter, exchange, take on lease, hire or otherwise acquire, alter, treat, process, dispose of, let on lease or hire or otherwise deal in and turn to account as may seem to be desirable, goods, equipment, machinery, plant, merchandise and wares of every and any description.

         (c) To carry on any other business, which may seem to the Company capable of being conveniently carried on in connection with the above or calculated directly or indirectly to enhance the value of or render profitable any of the Company's property or rights.

         (d) To acquire and undertake the whole or any part of the business, property and liabilities of any person or company carrying on any business which the Company is authorised to carry on or which is capable of being conducted so as to benefit the Company directly or indirectly or which is possessed of property suitable for the purposes of the Company.

         (e) To borrow or raise or secure the payment of money in such manner as the Company shall think fit, and in particular by the issue of debentures or debenture stock, perpetual or otherwise, charged upon all or any of the Company's property, both present and future, including its uncalled capital, and to purchase, redeem or pay off any such securities.

         (f) To lend and advance money or give credit to any persons, firms or companies and in particular to customers of and others having dealings with the Company upon such terms as may seem expedient and to guarantee, become surety for, support or secure, whether by personal covenant or by mortgaging or charging all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company, or by both such methods, the performance of the obligations of and the repayment or payment of the principal amounts of, and premiums, interest and dividends on any securities of any person, firm or company, including (without prejudice to the generality of the foregoing) security for any debts, obligations or liabilities of any company which is for the time being the holding company or a subsidiary (both as defined by section 155 of the Companies Act, 1963) of the Company or another subsidiary (as defined by the said section) of the Company's holding company or otherwise associated with the Company in business.

         (g) To develop and turn to account any land acquired by the Company or in which it is interested, and in particular by laying out and preparing the same for building purposes, constructing, altering, pulling down, decorating, maintaining, fitting up and improving buildings, and conveniences, and by planting, paving, draining, farming, cultivating, letting on building lease or building agreement and by advancing money to and entering into contracts and arrangements of all kinds with builders, tenants and others.

         (h) To construct, maintain and alter any buildings or works necessary or convenient for any of the purposes of the Company or for the benefit of its employees.

         (i) To sell, improve, manage, develop, exchange, lease, mortgage, enfranchise, dispose of, turn to account or otherwise deal with all or any part of the property and rights of the Company.

         (j) To adopt such means of making known the products of the Company as may seem expedient, and in particular by advertising in the press, by circulars, by purchase and exhibition of works of art or interest, by publication of books and periodicals and by granting prizes, rewards and donations.

         (k) To take or otherwise acquire and to hold shares and securities of any company and to sell, hold, re-issue with or without guarantee or otherwise deal with same.

         (l) Generally to purchase, take on lease or in exchange or otherwise acquire any real and personal property and rights or privileges.

         (m) To apply for, purchase or otherwise acquire any patents, brevets d'invention, licences, trade marks, concessions and the like conferring any exclusive or non-exclusive or limited right to use any secret or other information as to any invention which may seem capable of being used, for any of the purposes of the Company or the acquisition of which may seem calculated either directly or indirectly to benefit the Company and to exercise, develop or grant licences in respect of or otherwise turn to account the property rights or information so acquired.

         (n)      To amalgamate with any other company.

         (o) To enter into partnership or into any arrangement for sharing profits, union of interests, co-operating, joint venture, reciprocal concession or otherwise with any person or company carrying on or engaged in or about to carry on or engage in any business or transaction which this Company is authorised to carry on or engage in or any business or transaction capable of being conducted so as to directly or indirectly benefit this Company.

         (p) To enter into any arrangement with any government or authority, supreme, municipal, local or otherwise, that may seem conducive to the Company's objects or any of them and to obtain from any such government or authority any rights, privileges and concessions which the Company may think it desirable to obtain and to carry out, exercise and comply with any such arrangements, rights, privileges and concessions.

         (q) To establish and maintain or procure the establishment and maintenance of any non-contributory or contributory pension or superannuation funds for the benefit of, and to give or procure the giving of donations, gratuities, pensions, allowances or emoluments to any persons who are or were at any time in the employment or service of the Company or of any company which is a subsidiary of the Company or is allied to or in association with the Company or with any such subsidiary, or who are or were at any time Directors or officers of the Company or of any other such company as aforesaid, or any persons in whose welfare the Company or any such other company as aforesaid is or has been at any time interested and the spouses, widows, widowers, families and dependants of any such persons, and also to establish and subsidise or subscribe to any institutions, associations, clubs or funds calculated to be for the benefit of or to advance the interests and well being of the Company or of any other such company as aforesaid or of any such persons as aforesaid and to make payments for or towards the insurance of any such persons as aforesaid and to subscribe or guarantee money for charitable or benevolent objects or for any exhibition or for any public, general or useful object, and to do any of the matters aforesaid either alone or in conjunction with any such other company as aforesaid.

         (r) To promote any company or companies for the purpose of acquiring all or any of the property and liabilities of this Company or for any other purpose which may seem directly or indirectly calculated to benefit this Company.

         (s) To undertake and execute any trusts the undertaking whereof may seem desirable, whether gratuitously or otherwise.

         (t) To remunerate any person or company for services rendered or to be rendered in placing or assisting to place or guaranteeing the placing of any of the shares in the Company's capital or debentures, debenture stock or other securities of the Company, or in or about the formation or promotion of the Company or the conduct of its business.

         (u) To draw, make, accept, endorse, discount, execute and issue promissory notes, bills of exchange, bills of lading, warrants, debentures, letters of credit and other negotiable or transferable instruments.

         (v) To sell or dispose of the undertaking of the Company or any part thereof for such consideration as the Company may think fit and, in particular, for shares, debentures, or securities of any other company having objects altogether or in part similar to those of this Company.

         (w) To obtain any Order or Act of the Oireachtas for enabling the Company to carry any of its objects into effect or for effecting any modification of the Company's constitution or for any other purpose which may seem expedient, and to oppose any proceedings or applications which may seem calculated directly or indirectly to prejudice the Company's interests.

         (x) To procure the Company to be registered or recognised in any country or place.

         (y) To promote freedom of contract and to resist, insure against, counteract and discourage interference therewith, to join any lawful federation, union or association, or do any other lawful act or thing with a view to preventing or resisting directly or indirectly any interruption of or interference with the Company's, or any other, trade or business, or providing or safeguarding against the same or resisting or opposing any strike movement or organisation which may be thought detrimental to the interests of the Company or its employees, and to subscribe to any association or fund for any such purposes.

         (z) To redeem, purchase or otherwise acquire on such terms and in such manner as the Company may think fit any shares in the Company's capital.

         (aa) To do all or any of the above things in any part of the world as principals, agents, contractors, trustees, or otherwise and by or through trustees, agents or otherwise and either alone or in conjunction with others.

         (bb) To distribute among the Members in specie any property of the Company, or any proceeds of sale or disposal of any property of the Company, but so that no distribution amounting to a reduction of capital be made except with the sanction (if any) for the time being required by law.

         (cc) To do all such other things as may be deemed incidental or conducive to the attainment of the above objects or any of them.

It is hereby expressly declared that:

the word "company" in this clause (except where it refers to this Company) shall be deemed to include any partnership or other body of persons, whether incorporated or not incorporated and whether domiciled in the Republic of Ireland, Northern Ireland, Great Britain, or elsewhere; and

each sub-clause of this clause shall be construed independently of the other sub-clauses hereof and none of the objects mentioned in any sub-clause shall be deemed to be merely subsidiary to the objects mentioned in any other sub-clause or be in any way limited or restricted by reference to, or inference from, the terms of any other sub-clause.

WE, the several persons whose names, addresses and descriptions are subscribed, wish to be formed into a Company in pursuance of this Memorandum of Association and we agree to take the number of shares in the capital of the Company set out opposite our respective names.



NAMES, ADDRESSES AND DESCRIPTIONS            NUMBER OF SHARES TAKEN
OF SUBSCRIBERS                               BY EACH SUBSCRIBER
---------------------------------            ----------------------

Pemcorp Nominees Limited                               1
Seventh Floor
Hume House
Ballsbridge
Dublin 4

Limited Company


Humecorp Nominees Limited                              1
Seventh Floor,
Hume House
Ballsbridge
Dublin 4

Limited Company
                                                    ----
                                                       2
                                                    ====
Dated


Witness to the above signatures:

Ms. Mary O'Neill
Dollard House
Wellington Quay
Dublin 2

                          COMPANIES ACTS, 1963 to 2003

                           -----------------------

                   AN UNLIMITED COMPANY HAVING A SHARE CAPITAL

                           -----------------------



                           ARTICLES OF ASSOCIATION

                                       of

                        NOVELIS ALUMINIUM HOLDING COMPANY

      (Incorporating all amendments up to and including 30 December, 2004)

                           -----------------------

                                   PRELIMINARY


1. TABLE A: The regulations in Part II of Table A in the First Schedule to the Act (as amended by the Acts) will (with the exception of regulations 40 to 46 inclusive of Part I of that Table) apply to the company subject to the alterations herein contained and will, so far as not inconsistent with these presents, bind the company and the shareholders.


2. NUMBER OF MEMBERS: The number of members with which the company proposes to be registered is five but the directors may from time to time, subject to regulation 2 of Part II of Table A, register an increase of members.

3.       DEFINITIONS: In these articles, unless the context otherwise requires:

        "the 1983 Act" means the Companies (Amendment) Act, 1983;

        "the 1990 Act" means the Companies Act, 1990;

        "the Acts" means the Companies Acts, 1963 to 2003;

        "the Auditors" means the auditors or auditor for the time being of the company;

        "Ireland" means Ireland excluding Northern Ireland and all references in Table A to "the State" will be construed as meaning references to Ireland; and

        "Table A" means Table A in the First Schedule to the Act.

4.      INTERPRETATION:

         4.1 All references in Table A to the Companies Acts, 1963 to 1983 will be construed as references to the Acts.

         4.2 Unless the contrary is clearly stated, reference to any section of any of the Acts is to such section as same may be amended, extended or re-enacted

                  (whether before or after the date hereof) from time to time.

         4.3 Reference to any legislation or document includes that legislation or document as amended or supplemented from time to time.

         4.4 Unless the context otherwise requires, words importing the singular include the plural and vice versa, words importing the masculine include the feminine, and words importing persons include corporations.

         4.5 Headings are inserted for convenience only and do not affect the construction of these articles.


                                  SHARE CAPITAL


5. CAPITAL STRUCTURE: The capital of the company is E356,367,000 divided into 1,000,000,000 Ordinary shares of E0.35637 each.


6.       ALTERATIONS TO CAPITAL: The company may by Special Resolution:

         6.1 increase its share capital by such sum to be divided into shares of such amount as the resolution may prescribe;

         6.2 consolidate its shares into shares of a larger amount than its existing shares;

         6.3 sub-divide its shares into shares of a smaller amount than its existing shares;

         6.4 cancel any shares which at the date of the passing of the resolution have not been taken or agreed to be taken by any person; or

         6.5 reduce its share capital in any way, whether by purchase, redemption or otherwise.

7. REDEMPTION OF SHARES: Without prejudice to the generality of article 6.5, the company will be at liberty at any time to give notice in writing to any holder of any shares of its desire to redeem the same or any of them for a consideration equivalent in value to the par value of the shares or such greater value as may be agreed between the company and such holders. The company may at its option satisfy the consideration for such shares by a transfer in specie to the holder of such shares of property or assets of the company. Upon the satisfaction of the consideration for such shares the holder's name shall be removed from the register as holder of the shares specified in the notice.


8. DIRECTORS' AUTHORITY TO ALLOT SHARES: The directors are generally and unconditionally authorised to exercise all powers of the company to allot relevant securities (as defined for the purposes of section 20 of the 1983 Act) up to an amount equal to the authorised but as yet unissued share capital of the company, and such authority will expire five years from the date of adoption of these Articles save that the company may before such expiry make an offer or agreement which would or might require relevant securities to be allotted after such expiry and the directors may allot relevant securities in pursuance of such offer or agreement as if the authority conferred hereby had not expired. Section 23(1) of the 1983 Act is hereby excluded in its application in relation to all allotments by the company of equity securities as defined for the purposes of that section.



8A. LIEN: The Company's first and paramount lien on every share (not being a fully paid share) for all moneys (whether immediately payable or not) called or payable at a fixed time in respect of that share and the extension of that lien to all dividends payable thereon shall not apply where any such shares have been mortgaged or charged by way of security in which event such lien shall rank behind any such security and Regulation 11 of Part 1 of Table A shall be modified accordingly.


9. FINANCIAL ASSISTANCE: The company may give any form of financial assistance which is permitted by the Acts for the purpose of or in connection with a purchase or subscription made or to be made by any person of or for any shares in the company or in the company's holding company and regulation 10 of Part I of Table A will be modified accordingly.

                               TRANSFER OF SHARES

10. In regulation 24 of Part I of Table A the words "in the State" will be deleted.

10A. Notwithstanding anything contained in these Articles (and, in particular, Regulation 3 of part II of Table A in the First Schedule to the Companies Act, 1963 ("REGULATION 3 OF PART II")), the Directors shall promptly register any transfer of shares and may not suspend registration thereof where such transfer:-

         (i) is to the bank or institution to which such shares have been charged by way of security, whether as agent and trustee for a group of banks or institutions or otherwise, or to any nominee or any transferee of such a bank or institution (a "SECURED INSTITUTION"); or

         (ii) is delivered to the Company for registration by a Secured Institution or its nominee in order to register the Secured Institution as legal owner of the shares; or

         (iii) is executed by a Secured Institution or its nominee pursuant to the power of sale or other power under such security,

         and furthermore, notwithstanding anything to the contrary contained in these Articles or in any agreement or arrangement applicable to any shares in the Company, no transferor or proposed transferor of any such shares to a Secured Institution or its nominee and no Secured Institution or its nominee (each a "RELEVANT PERSON"), shall be subject to, or obliged to comply with, any rights of pre-emption contained in these Articles or any such agreement or arrangement nor shall any Relevant Person be otherwise required to offer the shares which are or are to be the subject of any transfer as aforesaid to the shareholders for the time being of the Company or any of them, and no such shareholder shall have any right under the Articles or otherwise howsoever to require such shares to be transferred to them whether for consideration or not. No resolution shall be proposed or passed the effect of which would be to delete or amend this regulation unless not less than 45 days' written notice thereof shall have been given to any such Secured Institution by the Company and Regulation 3 of Part II shall be modified accordingly.


                                GENERAL MEETINGS


11. GENERAL MEETINGS: General meetings shall be held in Germany. Regulation 47 of Part I of Table A will not apply and regulation 50 will be construed as if the words "within the State" were deleted therefrom.


12. AUDITORS' REQUISITION: An extraordinary general meeting shall be convened upon the requisition of the Auditors under the circumstances described in section 186 of the 1990 Act, as well as upon the requisition described in regulation 50 of Part I of Table A.


                         PROCEEDINGS AT GENERAL MEETINGS


13. PROXIES: In regulation 70 of Part I of Table A the words "not less than 48 hours before the time for holding" and "not less than 48 hours before the time appointed for" will be deleted and there shall be substituted therefor the words "before the commencement of" on both occasions and the words "within the State" will be deleted.

14. POLL: A poll may be demanded at any general meeting by any member present in person or by proxy who is entitled to vote thereat and regulation 59 of Part I of Table A will be modified accordingly.



                        RESOLUTIONS IN WRITING BY MEMBERS


15. A resolution in writing made pursuant to regulation 6 of Part II of Table A may consist of one document or two or more documents to the same effect each signed by one or more members.


                                    DIRECTORS


16. NO SHARE QUALIFICATION: A director or alternate director will not be required to hold any shares in the company by way of qualification, and regulation 77 of Part I of Table A will not apply.


17. DIRECTORS RESIDENCY: At all times a majority of the directors must be composed of individuals who are ordinarily resident in Germany.


18. DIRECTORS' RIGHT TO ATTEND MEETINGS: A director who is not a member of the company will nevertheless be entitled to receive notice of, attend and speak at any general meeting or separate meeting of the holders of any class of shares, and regulation 136 of Part I of Table A will be modified accordingly.


                         POWERS AND DUTIES OF DIRECTORS


19. POWERS TO BORROW AND GRANT SECURITY: The directors may exercise all the powers of the company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof and, subject to section 20 of the 1983 Act, to issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the company or of any third party. Regulation 79 of Part I of Table A will not apply.


20. INTERESTS IN CONTRACTS: The obligations of a director to disclose the nature of his interest in any contract or proposed contract with the company will apply equally to any shadow director who shall declare his interest in the manner prescribed by section 27(3) of the 1990 Act.


21. DIRECTORS' CONTRACTS: No contract will be entered into by the company for the employment of, or the provision of services by, a director or a director of a holding company of the company containing a term to which section 28 of the 1990 Act applies without obtaining the approval provided for in that section, and regulation 85 of Part I of Table A will be modified accordingly.


                          DISQUALIFICATION OF DIRECTORS


22.      The office of director will be ipso facto vacated if the director:

         22.1 becomes prohibited from being a director of the company by reason of any declaration or order made under section 150 or 160 of the 1990 Act; or

         22.2 is removed from office by notice in writing served upon him signed by all his co-directors;

         as well as under the circumstances described in regulation 91 of Part I of Table A. In regulation 91(b) of Part I of Table A the words "the State" will be deleted and there shall be substituted therefor the word "Germany".


                            ROTATION AND RE-ELECTION


23. The directors will not retire at the first annual general meeting or by rotation, or require to be re-elected in general meeting following appointment by the directors. Regulations 92 to 100 inclusive of Part I of Table A will be modified accordingly.


                            PROCEEDINGS OF DIRECTORS


24. COMMITTEES OF DIRECTORS: The meetings and proceedings of any committee formed by the directors will be governed by the provisions of these articles regulating the meetings and proceedings of directors so far as the same are applicable and are not superseded by any regulations imposed on such committee by the directors.


25. ALTERNATE DIRECTORS: Any director may from time to time appoint any person to be his alternate who is ordinarily resident in the same country as the appointing director. The appointee, while he holds office as an alternate, will be entitled to notice of meetings of the directors and to attend and vote thereat as a director, but will not be entitled to be remunerated otherwise than out of the fees of the director appointing him. Any appointment under this article shall be effected by notice in writing given by the appointer to the secretary. Any appointment so made may be revoked at any time by the appointer by notice in writing given by the appointer to the secretary, and an alternate's appointment will ipso facto come to an end if for any reason the director appointing him ceases to be a director.


26. An alternate may exercise all the powers, rights, duties and authorities of the director appointing him (other than the right to appoint an alternate hereunder).

27. A person may act as an alternate for more than one director and while he is so acting will be entitled to a separate vote for each director he is representing and, if he is himself a director, his vote or votes as an alternate will be in addition to his own vote. An alternate will be counted for the purpose of reckoning whether a quorum is present at any meeting attended by him at which he is entitled to vote, but where he is himself a director or is the alternate of more than one director he will only be counted once for such purpose.


28.      Regulation 9 of Part II of Table A will not apply.


29. DIRECTORS MEETINGS: All meetings of the directors or committees of directors shall be held in Germany. Any meetings of the directors or committees of directors held outside Germany shall be invalid.


30.      RESOLUTIONS OF DIRECTORS AND COMMITTEES AT ELECTRONIC MEETINGS:

         30.1 All or any of the directors, or of the members of a Committee, can take part in a meeting of the directors, or of a Committee as the case may be, by the use of conference telephone, video-conferencing or other telecommunications equipment designed to allow all persons participating to hear each other speak (an "Electronic Meeting") provided that the director so participating is not physically present in Ireland at the time of such participation in the Electronic Meeting.

         30.2 A person taking part in this way will be counted as being present at the meeting, and an Electronic Meeting will be considered to be a meeting of directors, or of a Committee as the case may be, for the purpose of passing resolutions but not for doing any other act or thing which, under specific requirements of the Acts, must be done at a meeting of directors.

         30.3 The provisions of these regulations, in so far as they relate to the summoning of meetings of directors or of Committees, the appointment and powers of a chairman, the transaction of business, alternates, quorum, voting, adjournment and the keeping of minutes, will apply to an Electronic Meeting as if it were a meeting of directors, or of a Committee as the case may be, at which all those taking part were in the physical presence of each other.


31. RESOLUTIONS OF DIRECTORS AND COMMITTEES IN WRITING: A resolution in writing signed by each director (or his alternate) will be as valid as if it had been passed at a meeting of the directors duly convened and held. A resolution in writing signed by each member of a Committee (or, in the case of a director, his alternate) will be as valid as if it had been passed at a meeting of that Committee duly convened and held. Such a resolution may consist of one document or two or more documents to the same effect each signed by one or more of the signatories.


                               EXECUTIVE DIRECTORS


32. The directors may from time to time appoint one or more of themselves to be managing director or any other category of executive director for such period and on such terms as to remuneration or otherwise as they think fit, and, subject to the terms of any agreement entered into in any particular case, may revoke such appointment. Regulations 110 and 111 of Part I of Table A will not apply and regulation 112 will apply to all executive directors as it applies to a managing director.

                                    THE SEAL


33. An alternate who is not also a director will be entitled to sign or countersign an instrument to which the seal is affixed as if he were the director who appointed him, and regulation 115 of Part I of Table A will be modified accordingly. The Company may exercise all powers conferred by Section 41 of the Companies Act, 1963 with regard to having an official seal for use abroad and such powers shall be vest in the directors.



                                    ACCOUNTS


34. The company will comply with the provisions of the Acts and all other relevant legislation with regard to accounts, and regulations 125 to 129 of Part I of Table A will be modified accordingly.


                            CAPITALISATION OF PROFITS


35. The reference in regulation 130 to section 64 of the Act will be construed as a reference to section 207 of the 1990 Act.


                                    AUDITORS


36. The auditors will be appointed and removed and their rights and duties regulated in accordance with the Acts. The auditors will be entitled to attend any general meeting and to receive all notices of, and other communications relating to, any general meeting which any member is entitled to receive, and to be heard on any part of the business which concerns them as auditors. Regulation 132 of Part I of Table A will not apply.



                                    INDEMNITY


37. Subject to the acts, every director, managing director, agent, auditor, secretary and other officer for the time being of the company shall be indemnified out of the assets of the company against any liability incurred by him in defending any proceedings, whether civil or criminal, in relation to his acts while acting in such office, in which judgment is given in his favour or in which he is acquitted or in connection with any application under section 391 of the Act in which relief is granted to him by the court. Regulation 138 of Part I of Table A will not apply.













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                NAMES, ADDRESSES AND DESCRIPTIONS OF SUBSCRIBERS


Pemcorp Nominees Limited
Seventh Floor
Hume House
Ballsbridge
Dublin 4

Limited Company


Humecorp Nominees Limited
Seventh Floor,
Hume House
Ballsbridge
Dublin 4

Limited Company




Dated this


Witness to the above signatures:

Ms. Mary O'Neill
Dollard House
Wellington Quay
Dublin 2